Investor Presentation January 2022

Forward-Looking Statements

This presentation contains forward-looking statements ("FLS") which are protected as FLS under the PSLRA, and which are based on management's current expectations and beliefs, as well as a number of assumptions concerning future events. The assumptions and estimates underlying FLS are inherently uncertain and are subject to a wide variety of significant business and economic uncertainties and competitive risks that could cause actual results to differ materially from those contained in the prospective information. Accordingly, there can be no assurance CVR Energy, Inc. (together with its subsidiaries, "CVI", "CVR Energy", "we", "us" or the Company") will achieve the future results we expect or that actual results will not differ materially from expectations. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are FLS and include, but are not limited to, statements regarding future:

continued safe and reliable operations; financial performance; profitable growth; compliance with regulations; increasing focus on renewable production; crude oil capacities; strategic value of our locations; access to crude oil and condensate fields and price-advantaged sources; liquid volume yields; percentage of ownership in CVR Partners common units; fertilizer segment feedstock diversity, costs, and utilization rates; agreements for UAN production; strategic priorities including our ability to operate safely, improve EH&S performance, preserve cash, reduce operating and SG&A expenses, maintain our balance sheet and liquidity, take advantage of market recovery and potential near term opportunities, deliver high value neat crude oils to our refineries, increase crude oil gathering rates, reduce purchases of Cushing WTI, grow our renewable biofuels business, reduce the carbon footprint of our operations, minimize our RIN exposure through production of renewable biofuels, construct RDU and pre-treatment units, minimize lost profit opportunities, and improve capture rates; transportation and product yield advantages; timing and cost of our turnarounds; ability to create long term value, optimize assets, invest in high return projects, improve feedstock supply and product placement, provide above average cash returns, reduce cost of capital, optimize capital structure, maximize asset utilization and reduce down time exposure, diversify market driver exposure, offer synergies, maintain an attractive investment profile, repurchase shares/common units, divest non-core or non-revenue generating assets, and maintain debt levels and capital structure profile in line with peers; sustaining and regulatory capex levels; availability of merger and acquisition opportunities; levels of organic growth and renewable-focused investments; manufacture of "blue" hydrogen and ammonia; carbon footprint reductions; complexity of our facilities; optionality of our crude oil sourcing and/or marketing network; crude oil, shale oil and condensate production, quality and pricing (including price advantages) and our access thereto (including cost of such access) via our logistics assets, truck fleet, pipelines or otherwise; impacts of COVID-19 on the Company and product demand; sales of blended products and RIN generation and capture; storage capacity; product mix; liquid volume, gasoline and distillate yields; refining margin and cost of operations as compared to peers or otherwise; utilization; throughput and production; economics of crude oil sales at Cushing, OK; the macro environment (including improvement thereof); mid-continent supply and demand; product inventories; crack spreads (including improvement thereof), crude oil differentials (including our exposure thereto);; our renewable biofuels projects including the cost, timing, benefits, capacities, phases, board of director and regulatory approvals, completion, production, processing, capital investment recovery, feedstocks, margins, credit capture and RIN impact thereof; further carbon reduction expansion opportunities; the renewable diesel margin environment; the ability to return converted unit to hydrocarbon processing or install additional reactor following renewable conversion; cash flows from a renewable diesel project; RIN and low carbon fuel standard credit pricing; expiration or extension of the blenders tax credit; capital and turnaround expenses and project timing; global and domestic nitrogen supply, demand and consumption; demand for ammonia applications; impact of Winter Storm Uri (including tightening of domestic supply/demand); nitrogen fertilizer demand and pricing; corn demand, stocks, uses, pricing, consumption, production, planting and yield; impact of corn stocks and pricing on nitrogen fertilizer demand and pricing; increase in corn consumption; corn exports and production drivers; gasoline and ethanol demand destruction resulting from COVID-19, including impact on corn demand and fertilizer consumption; domestic nitrogen fertilizer market conditions, including impacts of inventories, turnarounds, and corn and wheat pricing; ability to minimize distribution costs and maximize net back pricing; logistics optionality; rail access and delivery points; sustainability of production; marketing agreements for UAN production; production and utilization rates; maintenance spending; growth capex projects and budget; weather; population growth; amount of arable farmland; biofuel consumption; diet evolution; product pricing and capacities; and other matters.

You are cautioned not to put undue reliance on FLS (including forecasts and projections regarding our future performance) because actual results may vary materially from those expressed or implied as a result of various factors, including, but not limited to those set forth under "Risk Factors" in the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and any other filings with the Securities and Exchange Commission by CVR Energy, Inc. ("CVI") or CVR Partners, LP ("UAN"). These FLS are made only as of the date hereof. Neither CVI nor UAN assume any obligation to, and they expressly disclaim any obligation to, update or revise any FLS, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

Certain financial information in this presentation (including EBITDA, Adjusted EBITDA) are not presentations made in accordance with U.S. Generally Accepted Accounting Principles ("GAAP") and use of such terms varies from others in the same industry. Non-GAAP financial measures should not be considered as alternatives to income from continuing operations, income from operations or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures have important limitations as analytical tools, and you should not consider them in isolation or as substitutes for results as reported under GAAP. This presentation includes a reconciliation of certain non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.

Mission and Values Safety - We always put safety first. The protection of our employees, contractors and communities is paramount. We have an unwavering commitment to safety above all else. If it’s not safe, then we don’t do it. Environment - We care for our environment. Complying with all regulations and minimizing any environmental impact from our operations is essential. We understand our obligation to the environment and that it’s our duty to protect it. Integrity - We require high business ethics. We comply with the law and practice sound corporate governance. We only conduct business one way – the right way with integrity. Corporate Citizenship - We are proud members of the communities where we operate. We are good neighbors and know that it’s a privilege we can’t take for granted. We seek to make a positive economic and social impact through our financial donations and contributions of time, knowledge and talent of our employees to the places where we live and work. Continuous Improvement - We foster accountability under a performance-driven culture. We believe in both individual and team a success. We foster accountability under a performance-driven culture that supports creative thinking, teamwork, diversity and personal development so that employees can realize their maximum potential. We use defined work practices for consistency, efficiency and to create value across the organization. Our core values define the way we do business every day to accomplish our mission. The foundation of our company is built on these core values. We are responsible to apply our core values in all the decisions we make and actions we take. Our mission is to be a top tier North American petroleum refining, renewable biofuels, and nitrogen-based fertilizer company as measured by safe and reliable operations, superior financial performance and profitable growth. 2

Petroleum Segment Fertilizer Segment Company Overview CVR Energy is a diversified holding company primarily engaged in the petroleum refining and nitrogen fertilizer manufacturing industries, with an increasing focus on the production of renewable biofuels. CVR Energy’s Petroleum segment is comprised of two Mid-Continent complex refineries and associated logistics assets, including a significant crude oil gathering business. Our Nitrogen Fertilizer segment is comprised of our ownership of the general partner and approximately 36 percent of the common units of CVR Partners, LP. ➢ CVI owns the general partner and 36% of the common units of CVR Partners, LP (NYSE: UAN). ➢ 2 strategically located facilities serving the Southern Plains and Corn Belt. ➢ Diverse feedstock exposure through petroleum coke and natural gas. ➢ Consistently maintain high utilization rates at production facilities. ➢ Marketing agreement with LSB Industries Pryor, OK, facility’s UAN production. ➢ 206,500 bpd of nameplate crude oil capacity across 2 strategically located Mid-Continent refineries close to Cushing, Oklahoma. ➢ Direct access to crude oil and condensate fields in the Anadarko and Arkoma Basins. ➢ Complimentary logistics assets and access to multiple key pipelines provide a variety of price advantaged crude oil supply options – 100% exposure to WTI- Brent differential. ➢ 98% liquid volume yield & 94% yield of gasoline and distillate.(1) ➢ Renewable Diesel Unit under construction at Wynnewood with expected production capacity of 100 mm gal. per year. (1) Based on total throughputs; for the last twelve months ended September 30, 2021 3

Continuing to improve in all Environmental, Health and Safety matters – Safety is Job 1 Petroleum Segment experienced a 27% reduction in environmental events through 9/30/2021 compared to same period in 2020. Fertilizer segment achieved 73% reduction in process safety incidents and 75% reduction in environmental events through 9/30/2021 compared to same period in 2020. Focus on EH&S Performance Preserve Cash Flow Focusing capital spending on projects that are critical to safe and reliable operations Deferring the majority of our growth capital spending, with the exception of the RDU projects at Wynnewood. Deferred turnarounds at Wynnewood Refinery to Spring 2022, Coffeyville Fertilizer to Summer 2022, East Dubuque Fertilizer to Summer/Fall 2022, and Coffeyville Refinery to Spring of 2023. Maintain Balance Sheet and Liquidity Positioning to take advantage of market recovery and potential near-term opportunities Ended 3Q 2021 with total liquidity position of $680 million (1) excluding CVR Partners and after $492 million special dividend paid during 3Q 2021. Focus on Crude Oil Quality and Differentials Leveraging our strategic location and proprietary gathering system to deliver high value neat crude oils to our refineries Gathering volumes in 3Q 2021 averaged approx. 112,000 bpd. Working to further increase volumes and reduce purchases of Cushing WTI. Transportation and product yield advantages from gathered crude oils typically $0.50 - $1.00 per bblrelative to Cushing WTI. Reducing the carbon footprint of our operations and minimizing our exposure to Renewable Identification Numbers (RINs) through production of renewable biofuels Wynnewood renewable diesel unit (RDU) under construction and expected to be complete in April 2022. Construction of Wynnewood pre- treatment unit (PTU) approved by the Board and expected to be complete by YE 2022. Engineering design work underway on potential Coffeyville RDU project. Pursuing 45Q tax credits for carbon capture and sequestration activities at Coffeyville Fertilizer facility. Grow our Renewables Businesses Minimizing lost profit opportunities and improving capture rates Total 3Q 2021 lost profit opportunities of $13mm flat from 3Q 2020, of which $5mm was due to external causes, primarily as a result of a third-party outage at Coffeyville Fertilizer facility. Minimize Lost Opportunities Strategic Priorities (1) Total liquidity as of September 30, 2021 comprised of $465 million of cash, $4 million of available for sale securities and availability under the ABL of $371 million, less cash included in the borrowing base of $160 million 4

Capital Allocation Strategy Non-Discretionary Asset Continuity Safety, reliability and environmental compliance are core to CVR’s management philosophy • Approximately $100MM in annual sustaining and regulatory capex, allocated to assets through a continuous assessment process. • Run-rate annual refining turnaround investment of $60MM over a four-year cycle to maximize asset utilization and reduce downtime exposure. Strategically invest in asset development and businesses that diversify and enhance core assets • 30% target IRR for traditional refining organic projects. • 15% target IRR for renewables-focused investments as these assets typically garner higher multiples. • Evaluate merger and acquisition activity as opportunities arise that diversify market exposure or offer significant synergy. Discretionary Investment Financial Discipline & Investor Returns Maintain an attractive investment profile by focusing on free cash flow generation for cash returns to stockholders • Target an above average cash return yield for stockholders and unitholders. • Repurchase stock/units when value added. • Divest non-core or non-revenue generating assets. • Ensure adequate liquidity to operate the business while returning or investing excess cash. • Maintain debt levels and capital structure profile in line with or exceeding peer group. • Disciplined approach to managing corporate overhead and SG&A costs. ❖ 2021 Investor Returns include $492MM special dividend of $4.89/share comprised of cash and shares in Delek US Holdings, Inc. Key Priorities • Create long-term value through safe, reliable operations and continuously optimizing core refining, renewables, fertilizer and associated logistics assets; • Invest in high return projects that are complimentary to existing assets, improve feedstock supply and product placement; • Provide above average cash returns to investors through dividends/distributions and buybacks when value added; and, • Protect the balance sheet by maintaining appropriate liquidity, reducing cost of capital and optimizing capital structure. 5

ESG Highlights

Environmental

- Reduced consolidated criteria pollutant emissions by 20% from 2015 to 2019.
- Commenced construction on renewable diesel unit designed to produce approx. 100mm gallons/year of renewable diesel.
- Received Oklahoma Trucking Association Fleet Safety Award in March 2021.
- Mitigated over 1 million metric tons of carbon dioxide equivalents in 2020 in the Fertilizer Segment.
- Manufactured hydrogen and ammonia that qualifies as "blue" with carbon capture and sequestration through enhanced oil recovery.

Social

- Diversity is a key component of our Mission & Values.
- Site-Level Community Impact Committees steer local contributions, sponsorships and volunteer activities.
- Volunteerism policy allows approved volunteer time off for both full-time and part-time employees.

Governance

- Board Level ESG oversight.
- Annual Code of Ethics & Business Conduct certification.
- Average tenure of CVR Energy and CVR Partners Directors is less than 8 years.
- Standing EH&S Committee chaired by independent Director and former EPA Assistant Administrator for Enforcement.
- More than 75% of Executive Compensation is variable and tied to Company performance.

The Mission & Values that guide CVR Energy are core to our sustainability commitment, including to carbon footprint reduction, through Board-approved projects.

6

PETROLEUM SEGMENT

Asset Footprint 8 Mid-Continent Refineries Nameplate crude oil capacity of 206,500 bpd across two refineries • 3Q21 total throughput of 210,943 bpd • TTM total throughput of 208,147 bpd(1) Average complexity of 10.8 Located in Group 3 of PADD II Crude Oil Sourcing Optionality ➢ Refineries are strategically located ~ 100 to 130 miles from Cushing, OK with access to domestic conventional and Canadian crude oils. ➢ Crude oil pipeline and truck gathering systems with access to production at the wellhead across Kansas, Nebraska, Oklahoma and Missouri. ➢ Historical space on key pipelines provide a variety of crude oil supply options; Reversed Red River pipeline connecting Wynnewood to Cushing. ➢ Current logistics asset portfolio includes over 1,100 miles of owned or JV pipelines, over 7 million barrels of total crude oil and product storage capacity, 39 LACT units and 115 crude oil and LPG tractor-trailers. (1) For the last twelve months ended September 30, 2021

Strategically Located Mid-Con Refineries 9 Marketing Network Optionality ➢ Marketing activities focused in central mid-continent area via rack marketing, supplying nearby customers and at terminals on third-party distribution systems. ➢ Rack marketing enables the sale of blended products, allowing CVR opportunities to capture the RIN. ➢ Majority of refined product volumes flow north on Magellan system or NuStar pipelines. ➢ Flexibility to ship product south into Texas. ➢ Over 100 product storage tanks with shell capacity of over 4 million barrels across both refineries.

High-Quality Refining Assets Consolidated High Utilization Rates Total Throughput and Production Mix(1) Consolidated Top Tier Refining Margin (1) Consolidated Low-Cost Operator(2) (1) Based on total throughputs and production for the last twelve months ended September 30, 2021. Excludes publicly disclosed mark to market impacts on RIN obligations. (2) Operating expenses based on per barrel of total throughput for the last twelve months ended September 30, 2021. (3) CVR Energy has contracted pipeline space up to 35,000 bpd but it has historically been more economic to sell heavy crude oils in Cushing, Oklahoma. (4) Other includes light crude oils from the Rockies, natural gasoline, isobutane, normal butane and gas oil. (5) Other includes pet coke, NGLs, slurry, sulfur and gas oil, and specialty products such as propylene and solvents; excludes internally produced fuels.. 208,147 bpd 206,858 bpd 10

Improving Macro Environment 11Source: EIA, Magellan US Gasoline Demand Magellan System Gasoline Demand US Diesel Demand Magellan System Diesel Demand

Improving Macro Environment 12Source: EIA, Magellan US Gasoline Inventories Magellan System Gasoline Inventories US Diesel Inventories Magellan System Diesel Inventories

Improving Macro Environment 13Source: MarketView as of December 29, 2021 2-1-1 Crack Spreads & Brent-WTI Differentials ($/bbl) Midland-Cushing and WTL-WTI Differentials ($/bbl)WCS – WTI Differential ($/bbl) RVO-Weighted RINs ($/bbl)

Expanding into Renewable Biofuels[1]

CVR Energy

Renewable Diesel Phase 1: Wynnewood

- Contemplates conversion of the existing hydrocracker at Wynnewood to renewable diesel service and retooling the refinery for maximum condensate processing.
- Expected capacity of 100 million gallons per year of washed and refined soybean oil or pre-treated corn oil to produce renewable diesel and naphtha.
- Currently plan to complete the conversion in mid-April of 2022 during Wynnewood turnaround.

Renewable Diesel Phase 2: Pre-Treater

- Board recently approved construction of a feed pre-treater at Wynnewood that would enable processing of inedible corn oil, animal fats and used cooking oils that generate additional LCFS credits.
- Currently plan to complete construction and installation by the end of 2022.

Renewable Diesel Phase 3: Coffeyville

- Board has also approved the completion of process design for the conversion of an existing hydrotreater at Coffeyville to renewable diesel service.
- Capacity could be up to 150 million gallons per year, of which up to 25 million gallons could be sustainable aviation fuel.

Future Expansion Opportunities

- Evaluating opportunities to integrate up the supply chain to further secure feedstock supply.
- Also exploring potential investments that could further reduce carbon emissions from the facilities through renewable power generation and carbon capture opportunities.

(1) Projects and phases under consideration and subject to final Board approval, margin environment and other applicable requirements.

14

Renewable Diesel Initiatives

Wynnewood Hydrocracker Conversion[1]

Project Highlights:

- Convert 19,000 BPD hydrocracker at Wynnewood to process 100 million gallons per year of washed and bleached soybean oil or pre-treated corn oil to produce renewable diesel and renewable naphtha.
- Majority of capital spend allocated to associated logistics assets (rail loading and unloading, rail cars and track, tankage).
- Excess hydrogen capacity at Wynnewood and minimal modifications required to existing hydrocracker could allow this project to be completed faster and at lower capital cost than most competing projects.
- Primary goal is to reduce carbon footprint and capture the credits currently available in the market: $1/gal BTC approved through 2022 in addition to RINs generated and LCFS credits.
- Current plan is to complete the conversion of the hydrocracker during the planned turnaround at Wynnewood in the Spring of 2022, with start-up of the RDU expected in mid-April.

Renewable Diesel Margin Proxy



Renewable Diesel Gross Margin ($/gal)
$2.00
$1.80
$1.60
$1.40
$1.20
$1.00
$0.80
$0.60
$0.40
$0.20
$0.00
$0.00
($0.50)
($1.00)
($1.50)
($2.00)
($2.50)
($3.00)
($3.50)
HOBO Spread ($/gal)
Jan-20
Feb-20
Mar-20
Apr-20
May-20
Jun-20
Jul-20
Aug-20
Sep-20
Oct-20
Nov-20
Dec-20
Jan-21
Feb-21
Mar-21
Apr-21
May-21
Jun-21
Jul-21
Aug-21
Sep-21
Oct-21
Nov-21
Dec-21
Renewable Diesel Margin Proxy
HOBO Spread

(1) Subject to final regulatory and other applicable approvals and margin environment

15

Renewable Diesel Initiatives

Wynnewood Phase 1[1] Project Economics

- Renewable diesel margins impacted by several factors:
  - Crude oil price and spread between ULSD and Soybean oil (HOBO spread)
  - RINs prices (1.7 D4 Biodiesel RINs generated per gallon of renewable diesel produced)
  - BTC ($1/gal credit authorized through 2022)
  - LCFS credit prices
    - Carbon Intensity (CI) of feedstock utilized impacts value of LCFS credits

Key Differentiator vs Other Projects: CVR Energy plans to retain the flexibility to return the unit to hydrocarbon processing and/or install another reactor on the diesel hydrotreater to regain lost hydrocarbon processing capacity if dictated by the margin environment and otherwise approved.

Sensitivities (Annual Cash Flows)[2]:

HOBO Spread	$0.10 per gal	$10M
Federal Blenders Credit	$1.00 per gal	$98M
RIN Price	$0.10 per gal	$17M
Pretreatment	$0.04 per pound	$32M



Components of Renewable Diesel Margin
($/gallon)
(WTI $/barrel)
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
($1.00)
($2.00)
($3.00)
($4.00)
$90
$80
$70
$60
$50
$40
$30
$20
$10
$0
Jan-20
Feb-20
Mar-20
Apr-20
May-20
Jun-20
Jul-20
Aug-20
Sep-20
Oct-20
Nov-20
Dec-20
Jan-21
Feb-21
Mar-21
Apr-21
May-21
Jun-21
Jul-21
Aug-21
Sep-21
Oct-21
Nov-21
Dec-21
HOBO
ULSD
Soybean Oil
WTI



D4 Biosiesel RIN and LCFS Credit Prices
D4 Biodiesel RINs ($/gal)
LCFS Credits ($/ton)
$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
$250
$200
$150
$100
$50
$0
Jan-20
Feb-20
Mar-20
Apr-20
May-20
Jun-20
Jul-20
Aug-20
Sep-20
Oct-20
Nov-20
Dec-20
Jan-21
Feb-21
Mar-21
Apr-21
May-21
Jun-21
Jul-21
Aug-21
Sep-21
Oct-21
Nov-21
Dec-21
D4 RIN
LCFS Credit

[1] Subject to final regulatory and other applicable approvals and margin environment
[2] Based on approximately 100 million gallons per year

16

$0 $50 $100 $150 $200 $250 2016 2017 2018 2019 2020 2021e $ M Environmental & Maintenance Growth Capital Expenditures and Turnarounds 17Note: As of September 30, 2021 2021 Petroleum Segment and RDU Capex of $186 - $197M Environmental and Maintenance spending estimated at $50M to $55M for FY21. Growth capex estimated at $136M to $142M. ➢ Substantially all budgeted growth capital spending for 2021 is related to the RDU project at the Wynnewood Refinery. 2021 Turnaround spending of $4M No significant turnaround spending in 2021. Pre-planning expenditures incurred in 2021 of an estimated $3M for Wynnewood turnaround in the Spring of 2022 and $1M for Coffeyville turnaround in Spring 2023. $0 $50 $100 $150 $200 $250 2016 2017 2018 2019 2020 2021e $ M Turnaround spending

FERTILIZER SEGMENT

19 Stable Trends in Fertilizer Supply & Demand Source: USDA, Fertecon US Nitrogen SupplyCorn Stocks to Use ➢ Fertilizers typically represent approximately 15% of farmers’ cost structure and significantly improve yields. ➢ USDA projecting stocks to use ratio for 2020/2021 at approximately 9%, its lowest level since 2014. ➢ Major global nitrogen capacity build cycle largely complete in 2017/2018, and additional tons have been absorbed by the market. ➢ Strong demand for spring and fall ammonia application and loss of U.S and global nitrogen production in 2021 helped further tighten supply. Higher demand driven by lower ending corn stocks and increased corn prices combined with reduced fertilizer supply have all contributed to higher product pricing for nitrogen fertilizer.

➢ Hurricane activity caused the shutdown of several US production facilities for several weeks, further tightening supply. ➢ Favorable dry fall weather conditions led to an early corn harvest and extended timeframe for ammonia application. ➢ Corn prices remained strong through year-end with futures prices for March 2022 near $6/bu and December 2022 near $5.50/bu. ➢ European production curtailments due to spike in natural gas prices along with China and Russia export restrictions further tightened the global supply of fertilizers. ➢ USDA estimates of 91 million corn acres planted and yields of 172 bushels per acre imply a carryout of 9.2%, the lowest since 2014. ➢ Corn prices continued to increase, reaching over $7/bu driven by strong Chinese and domestic ethanol demand and poor South American crop conditions ➢ Urea prices rallied across the globe and UAN prices followed suit, going from selling at a discount to urea on a nitrogen-equivalent basis for most of 2020 to selling at a premium. ➢ June NOLA prices for urea at $390-$400/ton and UAN at $290-$300/ton. ➢ Planted acres and crop yields came in lower-than-expected while Chinese purchases of corn increased, leading to a 50% reduction in the USDA’s carryout inventory estimates. ➢ Fall demand for ammonia was the highest it has been in several years. ➢ Crop prices continued to increase, with corn reaching $5.50/bu in February. ➢ Winter Storm Uri caused many nitrogen fertilizer production facilities to shut in, which further tightened inventories in advance of spring. 2 0 2 1 Spring Recent Domestic Nitrogen Fertilizer Market Conditions Fall / Winter Winter Summer ➢ NOLA UAN fill price $280 - $285/ton for Q3 shipment. ➢ UAN inventories very low at both the producer and retail level, due to extended sidedress application in July. ➢ Producer turnarounds at multiple plants in the Midwest, as many 2020 turnarounds were delayed to this summer due to COVID-19. ➢ Commodity prices remained strong, with corn prices ranging from $5.00 - $5.50/bu and wheat $6.75 - $7.00/bu. 20

Strong Demand for Corn in the U.S. ➢ Corn has a variety of uses and applications, including feed grains, ethanol for fuel and food, seed and industrial (FSI). ➢ Feed grains ▪ ~96% of domestic feed grains are supplied by corn. ▪ Consumes ~38% of annual corn crop.(1) ➢ Ethanol ▪ Consumes ~37% of annual corn crop.(1) ▪ Corn demand for 2021 was impacted by the loss of gasoline and ethanol demand as a result of COVID-19. ▪ Increased export volumes are more than offsetting temporary demand loss from ethanol. ➢ Corn production typically driven more by yield than acres planted. ➢ Nitrogen fertilizer is generally low on the cost curve for farmers. Source: USDA Economic Research Service and USDA WASDE. (1) Based on 2016 – 2020 average. U.S. Domestic Corn Use Domestic Corn Planted Acres and Yield per Acre 0.0 2.0 4.0 6.0 8.0 10.0 12.0 14.0 Feed / Residual Use Ethanol Seed & Industrial B u s h e ls in B ill io n s 0 50 100 150 200 0 20 40 60 80 100 120 1 9 2 6 1 9 2 9 1 9 3 2 1 9 3 5 1 9 3 8 1 9 4 1 1 9 4 4 1 9 4 7 1 9 5 0 1 9 5 3 1 9 5 6 1 9 5 9 1 9 6 2 1 9 6 5 1 9 6 8 1 9 7 1 1 9 7 4 1 9 7 7 1 9 8 0 1 9 8 3 1 9 8 6 1 9 8 9 1 9 9 2 1 9 9 5 1 9 9 8 2 0 0 1 2 0 0 4 2 0 0 7 2 0 1 0 2 0 1 3 2 0 1 6 2 0 1 9 Planted acres Yield per acre Million planted acres Bushels per harv ested acre Historical Corn Pricing $ p e r B u s h e l 21

22 Strategically Located Assets ➢ Large geographic footprint serving the Southern Plains and Corn Belt region. ➢ Well positioned to minimize distribution costs and maximize net back pricing. ➢ Rail loading rack at Coffeyville provides significant logistics optionality west of the Mississippi River due to access to both UP and BNSF delivery points. ➢ Production sustainability due to storage capabilities at the plants and offsite locations. ➢ Marketing agreement with LSB Industries Pryor, OK, facility’s UAN production.

Key Operating Statistics Consolidated Production Volumes(1) Consolidated Ammonia Utilization (2) Consolidated Feedstock Costs(1) Consolidated Sales Revenue(1)(3) (1) For the last twelve months ended September 30, 2021. (2) Adjusted for planned turnarounds. (3) Excludes freight. 98% 97% 94% 93% 75% 80% 85% 90% 95% 100% Three Months Ended September 30, Nine Months Ended September 30, 2020 2021 0 200 400 600 800 1,000 1,200 1,400 2017 2018 2019 2020 TTM 2021 Th ou sa nd to ns Ammonia (gross produced) Ammonia (net avail. for sale) UAN Natural Gas 53% Pet Coke 36% Hydrogen 11% UAN 69% Ammonia 25% Urea Products 6% 23

Capital Expenditures and Turnaround Expenses 24Note: As of September 30, 2020 2021 Total Capex budget of $20M - $23M Environmental and Maintenance spending estimated at $14M - $15M. Growth capex estimated at $6M - $8M. ➢ Growth capex budget includes Urea/UAN expansion projects at Coffeyville. 2021 Turnaround spending estimated at $4M ➢ Coffeyville turnaround planned for Fall of 2021 rescheduled to Summer of 2022. ➢ East Dubuque turnaround originally planned for the Fall of 2021 was deferred to Fall of 2022. $0 $5 $10 $15 $20 $25 2016 2017 2018 2019 2020 2021e $M Maintenance Growth East Dubuque Merger on April 1, 2016 $0.0 $2.0 $4.0 $6.0 $8.0 $10.0 2016 2017 2018 2019 2020 2021e $M Turnaround spending East Dubuque Merger on April 1, 2016

APPENDIX

Non-GAAP Financial Measures

***Adjusted EBITDA* –** *EBITDA adjusted for certain significant non-cash items and items that management believes are not attributable to or indicative of our on-going operations or that may obscure our underlying results and trends.*

Direct Operating Expenses per Throughput Barrel *represents direct operating expenses for the Company's Petroleum segment divided by total throughput barrels during the period, which is calculated as total throughput barrels per day times the number of days in the period.*

EBITDA *represents net income (loss) before (i) interest expense, net, (ii) income tax expense (benefit) and (iii) depreciation and amortization expense.*

Refining Margin *represents the difference between the Company's Petroleum segment net sales and cost of materials and other.*

Refining Margin adjusted for Inventory Valuation Impact *represents Refining Margin adjusted to exclude the impact of current period market price and volume fluctuations on crude oil and refined product inventories purchased in prior periods and lower of cost or net realizable value adjustments, if necessary. The Company records its commodity inventories on the first-in-first-out basis. As a result, significant current period fluctuations in market prices and the volumes it holds in inventory can have favorable or unfavorable impacts on its refining margins as compared to similar metrics used by other publicly-traded companies in the refining industry.*

Refining Margin and Refining Margin adjusted for Inventory Valuation Impact, per Throughput Barrel *represents Refining Margin divided by the total throughput barrels during the period, which is calculated as total throughput barrels per day times the number of days in the period.*

Note: Due to rounding, numbers presented within this section may not add or equal to numbers or totals presented elsewhere within this document

26

Non-GAAP Financial Measures

CVR Energy

(In USD Millions)

CVR Energy, Inc.	2016	2017	2018	2019	2020	4Q 2020	1Q 2021	2Q 2021	3Q 2021	TTM
Net Income	$ 10	$ 258	$ 366	$ 362	$ (320)	$ (78)	$ (55)	$ (2)	$ 106	$ (29)
Add: Interest expense and other financing costs, net of interest income	83	109	102	102	130	32	31	38	23	124
Add: Income tax expense (benefit)	(19)	(220)	79	129	(95)	(23)	(42)	(6)	47	(24)
Add: Depreciation and amortization	229	258	274	297	278	70	66	72	67	275
EBITDA	**$ 303**	**$ 405**	**$ 821**	**$ 880**	**$ (7)**	**$ 1**	**$ -**	**$ 102**	**$ 243**	**$ 346**
Revaluation of RFS liability			-	-	59	65	111	58	(115)	119
Gain on marketable securities			-	-	(33)	(54)	(62)	(21)	1	(136)
Unrealized (gain) loss on derivatives			(71)	14	9	23	44	(37)	(22)	8
Inventory valuation impacts, (favorable) unfavorable			33	(43)	58	(15)	(66)	(36)	(8)	(125)
Good will impairment			-	-	41	-	-	-	-	-
Adjusted EBITDA			**$ 783**	**$ 851**	**$ 127**	**$ 20**	**$ 27**	**$ 66**	**$ 99**	**$ 212**

Petroleum Segment

(In USD Millions, except per bbl data)

Refining Margin per throughput barrel	4Q 2020	1Q 2021	2Q 2021	3Q 2021	TTM
Refining margin	$ 27	$ 51	$ 133	$ 292	$ 503
Divided by: total throughput barrels	20	17	20	19	76
Refining margin per throughput barrel	$ 1.32	$ 3.05	$ 6.72	$ 15.03	$ 6.62
Inventory valuation impacts	$ (15)	$ (66)	$ (36)	$ (8)	$ (125)
Refining margin, excluding inventory valuation impacts	12	(15)	97	284	378
Divided by: total throughput barrels	20	17	20	19	76
Refining margin, excluding inventory valuations impacts, per throughput barrel	**$ 0.56**	**$ (0.88)**	**$ 4.92**	**$ 14.62**	**$ 4.98**

Direct Operating Expense per throughput barrel	4Q 2020	1Q 2021	2Q 2021	3Q 2021	TTM
Direct operating expenses	$ 81	$ 99	$ 83	$ 88	$ 351
Throughput (bpd)	218,541	186,093	216,626	210,943	208,148
Total Throughput (mm bbls)	20	17	20	19	76
Direct operating expenses per total throughput barrel	**$ 3.99**	**$ 5.89**	**$ 4.23**	**$ 4.52**	**$ 4.62**

Note: All amounts on this slide are adjusted for the turnaround accounting change effective in 1Q19. These amounts are unaudited

27

Non-GAAP Financial Measures 28 (In USD Millions) CVR Partners, LP 2016 2017 2018 2019 2020 4Q 2020 1Q 2021 2Q 2021 3Q 2021 TTM Net Income (loss) (27)$ (73)$ (50)$ (35)$ (98)$ (17)$ (25)$ 7$ 35$ -$ Add: Interest expense and other financing costs, net of interest income 49 63 62 62 63 16 16 23 11 66 Add: Income tax expense (benefit) - - - - - - - - - - Add: Depreciation and amortization 58 74 72 80 76 19 14 21 18 72 EBITDA 80$ 64$ 84$ 107$ 41$ 18$ 5$ 51$ 64$ 138$

2021 Estimated Capital Expenditures 29 (1) Total 2021 estimated capital expenditures includes up to approximately $0.5 million of growth related projects that will require additional approvals before commencement. (2) Renewables reflects spending on the Wynnewood RDU project. Amounts spent in 2020 were previously reported under Other. Upon completion and meeting of certain criteria under accounting rules, Renewables is expected to be a new reportable segment. As of September 30, 2021, Renewables does not the meet the definition of an operating segment as defined under ASC 280. Maintenance Growth Total Low High Low High Low High Petroleum 77$ 13$ 90$ 50$ 55$ 1$ 2$ 51$ 57$ Renewables (2) - - - - - 135 140 135 140 Nitrogen Fertilizer 12 4 16 14 15 6 8 20 23 Other 3 12 15 2 3 - - 2 3 Total 92$ 29$ 121$ 66$ 73$ 142$ 150$ 208$ 223$ 2020 Actual 2021 Estimate (1) Maintenance Growth Total

Simplified Organizational Structure 30 Public 29% 71% Public 34.1% 65.9% 63.6% 36.4% Non-Economic General Partner Interest Non-Economic General Partner Interest 50% 40% Enable South Central Pipeline, LLC Nitrogen Fertilizer Segment Icahn Enterprises L.P. and Affiliates Petroleum Segment CVR Energy, Inc. (NYSE:CVI) CVR GP, LLC CVR Partners, LP (NYSE:UAN) Operating Subsidiaries Wynnewood Insurance Corporation CVR Aviation, LLC CVR Energy Holdings, Inc. CVR Services, LLC CVR Refining GP, LLC CVR Refining, LP CVR Refining, LLC Operating Subsidiaries Midway Pipeline, LLC